Exhibit 99.1

LKQ CORPORATION ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

•	Revenue growth of 30.3% to $2.4 billion

•	Organic revenue growth for parts and services of 3.7%

•	Net income growth of 21.1%; adjusted net income growth of 26.8%

•	Diluted EPS of $0.40; adjusted diluted EPS of $0.45

•	Annual guidance updated

Chicago, IL (October 27, 2016) - LKQ Corporation (Nasdaq: LKQ) today reported revenue for the third quarter of 2016 of $2.39 billion, an increase of 30.3% as compared to $1.83 billion in the third quarter of 2015. Net income for the third quarter of 2016 was $122.7 million, an increase of 21.1% as compared to $101.3 million for the same period of 2015. On an adjusted basis, net income was $139.3 million, an increase of 26.8% as compared to the $109.9 million for the same period of 2015. Diluted earnings per share for the third quarter of 2016 was $0.40, an increase of 21.2% as compared to $0.33 for the same period of 2015. On an adjusted basis, diluted earnings per share was $0.45 in the third quarter of 2016 reflecting a 25.0% increase over $0.36 for the same period of 2015.
“The results we achieved in the third quarter reflect the benefits of our increasingly diverse and global operations. We had impressive revenue growth in parts and services of 33.2% and growth in adjusted diluted earnings per share of 25% in the third quarter. We also continued to realize the benefits associated with the productivity initiatives implemented this year,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “While there was softness across parts of the global auto industry during the quarter, the Company delivered positive organic revenue growth for parts and services of 3.7%.”
On a nine month year-to-date basis, revenue was $6.76 billion, an increase of 24.2% from $5.44 billion for the comparable period of 2015. Parts and services organic revenue growth for the first nine months of 2016 was 5.1%. Net income for the first nine months of 2016 was $377.6 million, as compared to $328.2 million for the same period of 2015. Diluted earnings per share was $1.22 for the first nine months of 2016, reflecting a 14.0% increase as compared to $1.07 for the comparable period of 2015. On an adjusted basis, diluted earnings per share was $1.41 in the first nine months of 2016 reflecting a 22.6% increase over $1.15 for the same period of 2015.
See the reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share included with this press release.

Balance Sheet and Liquidity
Cash flow from operations totaled $524 million on a nine month year-to-date basis, of which approximately $153 million was invested in capital expenditures. As of September 30, 2016, the balance sheet reflected cash and equivalents of $272 million and outstanding debt of $3.3 billion. Total availability under the Company’s credit facility at September 30, 2016 was approximately $1.2 billion.
Other Events
During the third quarter of 2016, LKQ acquired a distributor of aftermarket automotive products in the Netherlands, a distributor of recreational vehicle products and accessories in the United Kingdom, a distributor of aftermarket automotive products in Ireland, and a heavy-duty truck salvage business in Minnesota. Also, in the third quarter, LKQ’s European operations opened three new branches in the United Kingdom and eight new branches in Eastern Europe.
On October 4, 2016, the Company announced that its United Kingdom subsidiary, Euro Car Parts, acquired substantially all the business assets of Andrew Page Limited, a distributor of automotive parts in the United Kingdom. As part of the transaction, Euro Car Parts acquired 102 Andrew Page branch locations.
Company Outlook
The Company updated its guidance for 2016.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	4.5% to 5.0%	5.5% to 7.0%
Adjusted net income*	$551 million to $569 million	$555 million to $580 million
Adjusted diluted EPS*	$1.78 to $1.84	$1.79 to $1.87
Cash flow from operations	$575 million to $600 million	$585 million to $635 million
Capital expenditures	$200 million to $225 million	$200 million to $225 million
*Non-GAAP measures. See the table accompanying this release that reconciles forecasted net income and diluted EPS to forecasted adjusted net income and adjusted diluted EPS.
Our revised 2016 guidance is based on current conditions (including acquisitions completed through October 27, 2016) and excludes the impact of restructuring and acquisition related expenses; loss on debt extinguishment; amortization of acquired intangibles; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); income tax effects related to excess tax benefits; and capital spending related to future business acquisitions.
The updated guidance for 2016 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the updated guidance.

Non-GAAP Financial Measures
This release contains, and management’s presentation on the conference call will refer to, non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (SEC). Included with this release are reconciliations of each non-GAAP financial measure and the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
On October 27, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) members of senior management will host a conference call and Webcast to discuss the Company's results. To access the investor conference call, please dial (877) 201-0168. International access to the call may be obtained by dialing (647) 788-4901.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (855) 859-2056 or (404) 537-3406 for international calls. The telephone replay will require you to enter conference ID: 81369558#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 10, 2016. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicles or vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements; and

•	other risks that are described in our Form 10-K filed February 25, 2016 and in other reports filed by us from time to time with the SEC.

Contact:

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$2,386,830	$1,831,732	$6,758,999	$5,443,714
Cost of goods sold	1,503,418	1,118,953	4,193,203	3,307,512
Gross margin	883,412	712,779	2,565,796	2,136,202
Facility and warehouse expenses	183,048	143,918	519,323	412,954
Distribution expenses	172,566	158,768	509,240	450,521
Selling, general and administrative expenses	263,372	207,887	735,843	616,924
Restructuring and acquisition related expenses	8,412	4,578	32,303	12,729
Depreciation and amortization	53,016	30,883	137,233	90,118
Operating income	202,998	166,745	631,854	552,956
Other expense (income):
Interest expense, net	27,059	14,722	68,032	44,250
Loss on debt extinguishment	—	—	26,650	—
Gains on foreign exchange contracts - acquisition related	—	—	(18,342)	—
Other income, net	(3,279)	(2,928)	(4,829)	(912)
Total other expense, net	23,780	11,794	71,511	43,338
Income before provision for income taxes	179,218	154,951	560,343	509,618
Provision for income taxes	56,797	52,475	182,751	177,255
Equity in earnings of unconsolidated subsidiaries	267	(1,130)	52	(4,200)
Net income	$122,688	$101,346	$377,644	$328,163
Earnings per share:
Basic	$0.40	$0.33	$1.23	$1.08
Diluted	$0.40	$0.33	$1.22	$1.07
Weighted average common shares outstanding:
Basic	307,190	305,059	306,690	304,453
Diluted	310,036	307,728	309,671	307,326

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and equivalents	$271,851	$87,397
Receivables, net	959,321	590,160
Inventories, net	1,912,568	1,556,552
Prepaid expenses and other current assets	151,801	106,603
Total Current Assets	3,295,541	2,340,712
Property, Plant and Equipment, net	1,023,707	696,567
Intangible Assets:
Goodwill	3,117,150	2,319,246
Other intangibles, net	619,246	215,117
Other Assets	148,308	76,195
Total Assets	$8,203,952	$5,647,837
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$682,719	$415,588
Accrued expenses:
Accrued payroll-related liabilities	106,544	86,527
Other accrued expenses	238,302	162,225
Other current liabilities	46,814	31,596
Current portion of long-term obligations	74,829	56,034
Total Current Liabilities	1,149,208	751,970
Long-Term Obligations, Excluding Current Portion	3,189,345	1,528,668
Deferred Income Taxes	226,682	127,239
Other Noncurrent Liabilities	211,440	125,278
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 307,487,198 and 305,574,384 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	3,074	3,055
Additional paid-in capital	1,110,841	1,090,713
Retained earnings	2,504,028	2,126,384
Accumulated other comprehensive loss	(190,666)	(105,470)
Total Stockholders’ Equity	3,427,277	3,114,682
Total Liabilities and Stockholders’ Equity	$8,203,952	$5,647,837

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$377,644	$328,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150,370	94,688
Stock-based compensation expense	17,062	16,291
Loss on debt extinguishment	26,650	—
Gains on foreign exchange contracts - acquisition related	(18,342)	—
Other	6,711	6,580
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables, net	(46,376)	(6,304)
Inventories, net	27,070	22,345
Prepaid income taxes/income taxes payable	4,134	39,639
Accounts payable	(12,412)	(11,139)
Other operating assets and liabilities	(8,360)	14,732
Net cash provided by operating activities	524,151	504,995
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(152,746)	(99,573)
Acquisitions, net of cash acquired	(1,301,127)	(157,357)
Other investing activities, net	29,183	3,174
Net cash used in investing activities	(1,424,690)	(253,756)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,525	7,534
Taxes paid related to net share settlements of stock-based compensation awards	(4,440)	(7,423)
Proceeds from issuance of Euro notes	563,450	—
Repayment of Rhiag debt and related payments	(543,347)	—
Net borrowings (payments) of long-term and other obligations, excluding Rhiag debt repayments and issuance of Euro notes	1,081,698	(226,728)
Debt issuance costs	(16,404)	—
Net cash provided by (used in) financing activities	1,088,482	(226,617)
Effect of exchange rate changes on cash and equivalents	(3,489)	(2,141)
Net increase in cash and equivalents	184,454	22,481
Cash and equivalents, beginning of period	87,397	114,605
Cash and equivalents, end of period	$271,851	$137,086

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$935,959	$914,956	$21,003	2.3%
Europe	769,332	510,279	259,053	50.8%
Specialty	311,621	283,456	28,165	9.9%
Glass	258,411	—	258,411	n/m
Parts and services	2,275,323	1,708,691	566,632	33.2%
Other	111,507	123,041	(11,534)	(9.4)%
Total	$2,386,830	$1,831,732	$555,098	30.3%

Revenue changes by category for the three months ended September 30, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.1%	0.2%	0.0%	2.3%
Europe	6.7%	54.6%	(10.6)%	50.8%
Specialty	3.7%	6.2%	0.0%	9.9%
Glass	n/m	n/m	n/m	n/m
Parts and services	3.7%	32.6%	(3.2)%	33.2%
Other	(10.1)%	0.8%	(0.2)%	(9.4)%
Total	2.8%	30.5%	(3.0)%	30.3%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Nine Months Ended
	September 30,
	2016	2015	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,884,169	$2,745,448	$138,721	5.1%
Europe	2,137,998	1,505,106	632,892	42.0%
Specialty	934,955	807,401	127,554	15.8%
Glass	468,515	—	468,515	n/m
Parts and services	6,425,637	5,057,955	1,367,682	27.0%
Other	333,362	385,759	(52,397)	(13.6)%
Total	$6,758,999	$5,443,714	$1,315,285	24.2%

Revenue changes by category for the nine months ended September 30, 2016 vs. 2015:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	3.3%	2.0%	(0.3)%	5.1%
Europe	7.2%	41.1%	(6.3)%	42.0%
Specialty	7.3%	8.9%	(0.4)%	15.8%
Glass	n/m	n/m	n/m	n/m
Parts and services	5.1%	24.0%	(2.1)%	27.0%
Other	(17.2)%	3.8%	(0.2)%	(13.6)%
Total	3.5%	22.6%	(2.0)%	24.2%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
Operating Highlights	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$2,386,830	100.0%	$1,831,732	100.0%	$555,098	30.3%
Cost of goods sold	1,503,418	63.0%	1,118,953	61.1%	384,465	34.4%
Gross margin	883,412	37.0%	712,779	38.9%	170,633	23.9%
Facility and warehouse expenses	183,048	7.7%	143,918	7.9%	39,130	27.2%
Distribution expenses	172,566	7.2%	158,768	8.7%	13,798	8.7%
Selling, general and administrative expenses	263,372	11.0%	207,887	11.3%	55,485	26.7%
Restructuring and acquisition related expenses	8,412	0.4%	4,578	0.2%	3,834	83.7%
Depreciation and amortization	53,016	2.2%	30,883	1.7%	22,133	71.7%
Operating income	202,998	8.5%	166,745	9.1%	36,253	21.7%
Other expense (income):
Interest expense, net	27,059	1.1%	14,722	0.8%	12,337	83.8%
Other income, net	(3,279)	(0.1)%	(2,928)	(0.2)%	(351)	12.0%
Total other expense, net	23,780	1.0%	11,794	0.6%	11,986	n/m
Income before provision for income taxes	179,218	7.5%	154,951	8.5%	24,267	15.7%
Provision for income taxes	56,797	2.4%	52,475	2.9%	4,322	8.2%
Equity in earnings of unconsolidated subsidiaries	267	0.0%	(1,130)	(0.1)%	1,397	n/m
Net income	$122,688	5.1%	$101,346	5.5%	$21,342	21.1%
Earnings per share:
Basic	$0.40		$0.33		$0.07	21.2%
Diluted	$0.40		$0.33		$0.07	21.2%
Weighted average common shares outstanding:
Basic	307,190		305,059		2,131	0.7%
Diluted	310,036		307,728		2,308	0.8%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
Operating Highlights	2016		2015
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$6,758,999	100.0%	$5,443,714	100.0%	$1,315,285	24.2%
Cost of goods sold	4,193,203	62.0%	3,307,512	60.8%	885,691	26.8%
Gross margin	2,565,796	38.0%	2,136,202	39.2%	429,594	20.1%
Facility and warehouse expenses	519,323	7.7%	412,954	7.6%	106,369	25.8%
Distribution expenses	509,240	7.5%	450,521	8.3%	58,719	13.0%
Selling, general and administrative expenses	735,843	10.9%	616,924	11.3%	118,919	19.3%
Restructuring and acquisition related expenses	32,303	0.5%	12,729	0.2%	19,574	n/m
Depreciation and amortization	137,233	2.0%	90,118	1.7%	47,115	52.3%
Operating income	631,854	9.3%	552,956	10.2%	78,898	14.3%
Other expense (income):
Interest expense, net	68,032	1.0%	44,250	0.8%	23,782	53.7%
Loss on debt extinguishment	26,650	0.4%	—	0.0%	26,650	n/m
Gains on foreign exchange contracts - acquisition related	(18,342)	(0.3)%	—	0.0%	(18,342)	n/m
Other income, net	(4,829)	(0.1)%	(912)	(0.0)%	(3,917)	n/m
Total other expense, net	71,511	1.1%	43,338	0.8%	28,173	65.0%
Income before provision for income taxes	560,343	8.3%	509,618	9.4%	50,725	10.0%
Provision for income taxes	182,751	2.7%	177,255	3.3%	5,496	3.1%
Equity in earnings of unconsolidated subsidiaries	52	0.0%	(4,200)	(0.1)%	4,252	n/m
Net income	$377,644	5.6%	$328,163	6.0%	$49,481	15.1%
Earnings per share:
Basic	$1.23		$1.08		$0.15	13.9%
Diluted	$1.22		$1.07		$0.15	14.0%
Weighted average common shares outstanding:
Basic	306,690		304,453		2,237	0.7%
Diluted	309,671		307,326		2,345	0.8%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands)
Net income	$122,688	$101,346	$377,644	$328,163
Depreciation and amortization	59,488	32,974	150,370	94,688
Interest expense, net	27,059	14,722	68,032	44,250
Loss on debt extinguishment (1)	—	—	26,650	—
Provision for income taxes	56,797	52,475	182,751	177,255
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$266,032	$201,517	$805,447	$644,356
EBITDA as a percentage of revenue	11.1%	11.0%	11.9%	11.8%

(1) Loss on debt extinguishment is considered a component of interest in calculating EBITDA.
We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income excluding depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
(In thousands, except per share data)
Net income	$122,688	$101,346	$377,644	$328,163
Adjustments:
Restructuring and acquisition related expenses	8,412	4,578	32,303	12,729
Loss on debt extinguishment	—	—	26,650	—
Amortization of acquired intangibles	25,040	8,233	58,191	24,729
Inventory step-up adjustment - acquisition related	(387)	—	9,826	—
Change in fair value of contingent consideration liabilities	57	89	176	365
Gains on foreign exchange contracts - acquisition related	—	—	(18,342)	—
Excess tax benefit from stock-based payments	(4,984)	—	(11,471)	—
Tax effect of adjustments	(11,491)	(4,351)	(37,748)	(13,018)
Adjusted net income	$139,335	$109,895	$437,229	$352,968
Weighted average diluted common shares outstanding	310,036	307,728	309,671	307,326
Diluted earnings per share	$0.40	$0.33	$1.22	$1.07
Adjusted diluted earnings per share	$0.45	$0.36	$1.41	$1.15

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share as we believe these measures are useful for evaluating the core operating performance of our business across reporting periods and in analyzing the company’s historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of restructuring and acquisition related expenses, loss on debt extinguishment, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other acquisition-related gains and losses, excess tax benefits and deficiencies from stock-based payments, and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period. These financial measures are used by management in its decision making and overall evaluation of operating performance of the company and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report Adjusted Net Income and Adjusted Diluted Earnings per Share calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2016		2015		2016		2015
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,046,665		$1,037,290		$3,214,762		$3,128,614
Europe	770,219		511,146		2,141,186		1,508,395
Specialty	312,590		284,306		937,969		809,858
Glass	258,525		—		468,703		—
Eliminations	(1,169)		(1,010)		(3,621)		(3,153)
Total revenue	$2,386,830		$1,831,732		$6,758,999		$5,443,714
Segment EBITDA
North America	$141,054	13.5%	$128,506	12.4%	$452,254	14.1%	$416,774	13.3%
Europe	72,586	9.4%	52,733	10.3%	220,066	10.3%	153,199	10.2%
Specialty	32,449	10.4%	26,075	9.2%	105,979	11.3%	91,677	11.3%
Glass	27,758	10.7%	—	n/m	51,059	10.9%	—	n/m
Total Segment EBITDA	273,847	11.5%	207,314	11.3%	829,358	12.3%	661,650	12.2%
Deduct:
Restructuring and acquisition related expenses	8,412		4,578		32,303		12,729
Inventory step-up adjustment-acquisition related	(387)		—		9,826		—
Change in fair value of contingent consideration liabilities	57		89		176		365
Add:
Equity in earnings of unconsolidated subsidiaries	267		(1,130)		52		(4,200)
Gains on foreign exchange contracts - acquisition related	—		—		18,342		—
EBITDA	$266,032	11.1%	$201,517	11.0%	$805,447	11.9%	$644,356	11.8%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other acquisition related gains and losses and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (which includes loss on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

The following unaudited table reconciles consolidated growth for Parts & Services Revenue and Total Revenue to revenue growth at constant currency for the same measure:

	Three Months Ended		Three Months Ended
	September 30, 2016		September 30, 2016
Parts & Services		Total Revenue
Revenue growth as reported	33.2%	Revenue growth as reported	30.3%
Less: Currency impact	(3.2)%	Less: Currency impact	(3.0)%
Revenue growth at constant currency	36.4%	Revenue growth at constant currency	33.3%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which does not reflect our operations. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share to Forecasted Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Forecasted
	Fiscal Year 2016
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income	$475	$493
Adjustments:
Restructuring and acquisition related expenses	32	32
Loss on debt extinguishment	27	27
Amortization of acquired intangibles	83	83
Inventory step-up adjustment - acquisition related	10	10
Gains on foreign exchange contracts - acquisition related	(18)	(18)
Excess tax benefit from stock-based payments	(11)	(11)
Tax effect of adjustments	(47)	(47)
Adjusted net income	$551	$569

Weighted average diluted common shares outstanding	310	310
Diluted earnings per share	$1.53	$1.59
Adjusted diluted earnings per share	$1.78	$1.84

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share, we included estimates of net income and amortization of acquired intangibles for the full fiscal year 2016; we included for all other components the amounts incurred as of September 30, 2016.